UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2016

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Parnell, Inc.

On November 22, 2016, SWK Funding LLC (“SWK Funding”), a wholly-owned subsidiary of SWK Holdings Corporation (the “Company”), entered into a Credit Agreement pursuant to which the lenders party thereto provided to Parnell, Inc., a leading global veterinary pharmaceutical business incorporated under the laws of the state of Delaware (“Borrower”), a term loan in the principal amount of $20,000,000 (the “Loan”).  SWK Funding provided $13,500,000 and other non-SWK affiliated lenders provided the remaining $6,500,000 of the Loan. SWK Funding serves as the Agent, Sole Lead Arranger and Sole Bookrunner under the Credit Agreement.

The loan was fully funded at closing and has a 48-month term, being interest-only for the first 24 months with interest payable quarterly in arrears. The Loan matures on November 22, 2020.

Pursuant to the terms of the Credit Agreement, the Borrower granted the lenders a first priority security interest in substantially all of the Borrower’s assets. The Credit Agreement contains certain affirmative and negative covenants. The Borrower’s U.S., U.K., Australian and New Zealand affiliates have guaranteed the Borrower’s obligations under the Credit Agreement.

Entry Into Additional Term Sheets

Separate from the Parnell transaction above, the Company has executed three term sheets under which, if consummated, the Company would deploy up to $33.7 million over the next approximately 90 days. There is no guarantee that SWK will close such transactions as they remain subject, in each case, to completion of due diligence and legal documentation. SWK does not plan to provide any further updates with respect to these potential transactions until each one is closed. SWK does not anticipate providing forward-looking comments on signed terms sheets going forward.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “would,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in the Company’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this Current Report are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ WINSTON BLACK
Winston Black
Chief Executive Officer

Date: November 22, 2016

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